As filed with the Securities and Exchange Commission on May 19, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUBURBAN PROPANE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3410353
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Suburban Plaza 240 Route 10 West Whippany, NJ	07981-0206
(Address of Principal Executive Offices)	(Zip Code)

Suburban Propane Partners, L.P. Amended and Restated 2018 Restricted Unit Plan

(Full Title of the Plan)

Bryon Koepke, Esq.

Vice President, General Counsel & Secretary

Suburban Propane Partners L.P.

One Suburban Plaza

240 Route 10 West

Whippany, NJ 07981-0206

(Name and Address of Agent for Service)

(973) 887-5300

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Daniel L. Forman, Esq.

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Tel: (212) 969-3000

Fax: (212) 969-2900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Common Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Units	1,725,000	$14.74	$25,417,875.00	$2,773.10

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall cover any common units (the “Common Units”) of Suburban Propane Partners, L.P. (the “Registrant”) as may be offered or issued under the Amended and Restated Suburban Propane Partners, L.P. 2018 Restricted Unit Plan (the “Plan”), to prevent dilution resulting from unit splits, dividends or similar transactions which results in an increase in the number of outstanding Common Units issuable pursuant to awards granted under the Plan.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low selling prices per Common Unit as reported on the New York Stock Exchange on May 14, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,725,000 Common Units of the Registrant reserved for issuance under the Plan. The increase in the number of Common Units authorized for issuance under the Plan was approved by the Registrant’s unitholders at the Registrant’s tri-annual meeting held on May 18, 2021. These additional Common Units are additional securities of the same class as other securities for which an original registration statement (File No. 333-224975) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on May 16, 2018.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated herein by reference into this Registration Statement:

1.	the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 26, 2020, filed with the Commission on November 25, 2020;

2.	the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 26, 2020, and March 27, 2021, filed with the Commission on February 4, 2021, and May 6, 2021, respectively;

3.	the Registrant’s Current Reports on Form 8-K filed with the Commission on October 23, 2020, November 16, 2020, January 21, 2021, February 5, 2021, April 21, 2021 and May 19, 2021*; and

4.

the description of the Registrant’s Common Units contained in its Current Report on Form 8-K filed with the Commission on October 19, 2006, together with any amendment or report filed with the Commission for the purpose of updating this description.

*	Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit Document

4.1	Third Amended and Restated Agreement of Limited Partnership of the Registrant dated as of October 19, 2006 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2006), as amended as of July 31, 2007 (such amendment incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 2, 2007), as further amended as of January 24, 2018 (such amendment incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed January 24, 2018), and as further amended as of November 11, 2020 (such amendment incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 16, 2020).

4.2	Description of Common Units of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2006).

5.1	Opinion of Proskauer Rose LLP.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on the signature page of this Form S-8).*

99.1	Suburban Propane Partners, L.P. Amended and Restated 2018 Restricted Unit Plan.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whippany, State of New Jersey on this 19th day of May, 2021.

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ Bryon Koepke
Bryon Koepke
Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Bryon Koepke and Michael A. Stivala, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of Suburban Propane Partners, L.P. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

By:	/s/ Michael A. Stivala	President, Chief Executive Officer and Supervisor	May 19, 2021
Michael A. Stivala

By:	/s/ Matthew J. Chanin	Chairman and Supervisor	May 19, 2021
Matthew J. Chanin

By:	/s/ Jane Swift	Supervisor	May 19, 2021
Jane Swift

By:	/s/ Lawrence C. Caldwell	Supervisor	May 19, 2021
Lawrence C. Caldwell

By:	/s/ Harold R. Logan, Jr.	Supervisor	May 19, 2021
Harold R. Logan, Jr.

By:	/s/ Terence J. Connors	Supervisor	May 19, 2021
Terence J. Connors

By:	/s/ William M. Landuyt	Supervisor	May 19, 2021
William M. Landuyt

By:	/s/ Michael A. Kuglin	Chief Financial Officer and Chief Accounting Officer	May 19, 2021
Michael A. Kuglin

By:	/s/ Daniel S. Bloomstein	Vice President and Controller	May 19, 2021
Daniel S. Bloomstein